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                                                                     Exhibit 5.1

              [Letterhead of Eckert Seamans Cherin & Mellott, LLC]

                                 July 21, 2000




ANC Rental Corporation
200 South Andrews Avenue
Fort Lauderdale, Florida 33301

Ladies and Gentlemen:

We are acting as counsel to ANC Rental Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of an aggregate of 11,000,000 shares (the "Shares") of the common stock, par value $.01 per share, of the Company, 9,000,000 of which Shares are issuable under the Company's 2000 Stock Option Plan and 2,000,000 of which Shares are issuable under the Company's Employee Stock Purchase Plan (collectively, the "Plans").

We have examined and relied upon originals or copies of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed appropriate or necessary as a basis for rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

On the basis of the foregoing, we are of the opinion that the Shares originally issued by the Company to eligible participants through the Plans, when issued and delivered as contemplated by the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ ECKERT SEAMANS CHERIN & MELLOTT, LLC

Eckert Seamans Cherin & Mellott, LLC

BDR/VMK/kms